UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2013 (June 25, 2013)

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-27026 (Commission File Number)	77-0254621 (I.R.S. Employer Identification No.)

3345 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 435-0800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2013, the Board of Directors of Pericom Semiconductor Corporation (the "Company") approved amendments to the Amended and Restated Bylaws of the Company, principally relating to existing Sections 2.3 and 2.4 and new Section 2.14. These amendments add informational and procedural requirements in connection with shareholder nominations of directors and other shareholder proposals intended to be brought before annual meetings of shareholders, and add advance notice and informational and procedural requirements in connection with such shareholder nominations and proposals intended to be brought before special meetings of shareholders, as more fully set forth in these sections. The amendments do not change the specific deadline dates for giving notice of shareholder proposals in connection with annual meetings.

A copy of the Company's Amended and Restated Bylaws as so amended is attached as Exhibit 3.1, and the above description is qualified in its entirety by reference to the full text of Exhibit 3.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Pericom Semiconductor Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

By:	/s/ John Chi-Hung Hui
John Chi-Hung Hui

Senior Vice President, Research and Development, and Secretary

Date: June 27, 2013